Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1347 Property Insurance Holdings, Inc.

Baton Rouge, Louisiana

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 6, 2013, relating to the consolidated financial statements of 1347 Property Insurance Holdings, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Grand Rapids, Michigan

January 29, 2014